Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Terrasol Holdings Ltd.

I consent to the use in Form S-1 of my report dated September 23, 2008 included therein relating to the financial statements of Terrasol Holdings Ltd. for the period June 2, 2008 (inception) to July 31, 2008. I also consent to the reference to the firm under the heading “Experts” in this registration statement.

MICHAEL T. STUDER CPA P.C.
Freeport, New York	Michael T. Studer CPA P.C.
October 2, 2008